BIOCERES and UNION ACQUISITION CORP.
announce execution of definitive share exchange agreement

Transaction Expected to Position Bioceres to Execute on Compelling Growth
Opportunities in the Global Agricultural Biotechnology Markets

New York – November 8, 2018 – Bioceres, a leading Latin American agricultural biotech company (the “Company”), and Union Acquisition Corp. (NYSE: LTN) (“UAC”), a special purpose acquisition company, today announced the execution of a definitive share exchange agreement (the “Exchange Agreement”), pursuant to which Bioceres will contribute its agricultural solutions business in exchange for equity of UAC. This transaction is expected to result in a combined company with an anticipated initial enterprise value of approximately U.S.$456 million, assuming no redemptions of UAC public shares. Immediately upon consummation of the transaction, UAC will change its name to Bioceres Crop Solutions and is expected to continue its listing on the New York Stock Exchange (“NYSE”) with respect to its shares and warrants under the new symbols “BIOX” and “BIOX WS,” respectively.

The transaction, which is expected to close in the first quarter of 2019, is subject to customary closing conditions, including receipt of the requisite approval of UAC’s shareholders. There is no minimum cash condition to closing. With proceeds from this transaction remaining after any redemptions of UAC public shares, Bioceres will consolidate its ownership interest in key subsidiary Rizobacter up to 80%. Following the completion of the business combination, the combined company will be led by Federico Trucco, Chief Executive Officer of Bioceres. Kyle Bransfield and Juan Sartori, currently serving on the board of directors of UAC, will join the combined company’s board of directors.

UBS Investment Bank is acting as exclusive capital markets advisor to UAC. Atlantic-Pacific Capital, Inc., Ladenburg Thalmann & Co. Inc. and Brookline Capital Markets, LLC, a division of CIM Securities, LLC are acting as M&A advisors to UAC. Arnold & Porter Kaye Scholer LLP and Graubard Miller are acting as legal advisors to UAC. Linklaters LLP and Marval O’Farrell & Mairal are acting as legal advisors to Bioceres.

Juan Sartori, Chairman of UAC, said: “As a Global Agriculture investor, having the opportunity to invest in a pioneer in the ag-tech space that has built a market leading position in Latin America is a unique opportunity. We believe the global growth potential of Bioceres’ HB4 family of products represents a rare investment opportunity.”

Kyle Bransfield, Chief Executive Officer of UAC, said: “We are proud to partner with a company whose innovative biotechnology products provide solutions to the growing global food shortage challenge in an environmentally responsible way. We’ve been extremely impressed with Bioceres’ management team and look forward to our partnership.”

Federico Trucco, Chief Executive Officer of Bioceres, said: “This transaction materializes one very important objective that we had for 2018, which is to become a NYSE listed entity. We believe we are at a significant inflection point in our Company´s history, and with proceeds from this transaction we expect to be able to successfully launch our innovative technologies and continue to expand our global footprint. Furthermore, we are very excited to have the sponsorship of UAC in this process and look forward to its contribution to the future of our business.”

Additional information about the business combination will be provided in a current report on Form 8-K, which will include an investor presentation, that will be filed with Securities and Exchange Commission (the “SEC”) on November 9, 2018, and will be available on the SEC’s website at www.sec.gov. Investors are encouraged to review these materials.

Conference Call Information

At 12 p.m. EST on November 9, 2018, Bioceres and UAC will host a joint conference call to discuss the business combination with the investment community. Hosting the call will be Federico Trucco, Bioceres’ Chief Executive Officer; Kyle Bransfield, UAC’s Chief Executive Officer; and Enrique Lopez Lecube, Bioceres’ Chief Financial Officer.

Participant Dial In:

Interested parties may listen to the prepared remarks via telephone by dialing U.S. Toll Free: 1 (877) 637-0581, or for international callers, 1 (470) 279-3841 and entering Pin number: 34124.

A telephone replay will be available from 2:00 p.m. ET on November 9, 2018 to 11:59 a.m. ET on November 16, 2018 and can be accessed by dialing 1 (855) 783-9457, or for international callers, 1 (470) 280-0793 and entering replay Pin number: 34124#.

About Bioceres

Bioceres is a fully integrated provider of crop productivity solutions, including seeds, seed traits, seed treatments, biologicals, high-value adjuvants and fertilizers. Unlike most industry participants that specialize in a single technology, chemistry, product, condition or stage of plant development, Bioceres has developed a multi-discipline and multi-product platform capable of providing solutions throughout the entire crop cycle, from pre-planting to transportation and storage. Bioceres’ platform is designed to cost effectively bring high value technologies to market through an open architecture approach. Bioceres’ headquarters and primary operations are based in Argentina, which is its key end-market as well as one of the largest markets globally for GM crops. Through its main operational subsidiary, Rizobacter, the Company has a growing and significant international presence, particularly in Brazil and Paraguay. Bioceres leverages its relationship with its historical shareholders, many of whom are agricultural leaders and key participants in Bioceres’ end markets, to increase adoption of its products and technologies.

Bioceres Investment Highlights:

●	Leading position in large and growing agricultural markets with favorable industry dynamics, with a focus on biological assets aimed at crop protection, nutrition and seeds.
●	Global leader in drought-tolerance technologies, through the HB4 family of products – the only technology of its type available today for soybean production.
●	Through the Rizobacter brand, Bioceres is a world leader in production and sale of soybean biologicals, with over 20% global market share in inoculants.
●	Extensive distribution & commercial platform with over 700 distributors globally and sales in 25 different countries.
●	Proven track-record on delivering strong financial results.

About UAC

Union Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. UAC’s efforts to identify a prospective target business are not limited to any particular industry or geographic region, although the Company has focused on target businesses located in Latin America. The Company is led by Juan Sartori, Chairman of the Board of the Company and Chairman and founder of Union Group, and Kyle P. Bransfield, Chief Executive Officer of the Company and Partner of Atlantic-Pacific Capital, Inc.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of UAC, Bioceres or the combined company after completion of the business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Exchange Agreement and the proposed business combination contemplated therein; (2) the inability to complete the transactions contemplated by the Exchange Agreement due to the failure to obtain the approval of the shareholders, or the other conditions to closing in the Exchange Agreement; (3) the ability of UAC to continue to meet applicable NYSE listing standards; (4) the risk that the proposed business combination disrupts current plans and operations of Bioceres as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Bioceres may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the definitive registration statement of UAC in connection with the proposed business combination and the proxy statement/prospectus contained therein, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by UAC. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UAC and Bioceres undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although UAC may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Additional Information and Where to Find It

For additional information on the proposed transaction, see UAC’s Current Report on Form 8-K, which will be filed promptly.

In connection with the proposed transaction, UAC will file a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus of UAC. Once the Registration Statement is declared effective by the SEC, UAC will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders.

Investors and security holders of UAC are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with UAC’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the proposed transaction because the proxy statement/prospectus will contain important information about the proposed transaction and the parties to the proposed transaction.

Stockholders will also be able to obtain copies of the Registration Statement, including the proxy statement/prospectus, and Form 8-K, announcing entry into the Exchange Agreement, without charge on the SEC’s website at www.sec.gov, or by directing their request to: Union Acquisition Corp., 400 Madison Ave., Suite 11A, New York, NY 10017.

No Offer or Solicitation

This announcement is for informational purposes only and is neither an offer to sell, nor a solicitation of an offer to buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Bioceres Contact:
Enrique Lopez Lecube, Chief Financial Officer, Bioceres
+543414861100
enrique.lopezlecube@bioceres.com.ar

UAC Contact:
Kyle Bransfield, Chief Executive Officer, UAC
+1 212 981 0633
kbransfield@apcap.com